UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 9, 2015

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal Mr. Skibsted offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

The terms “we,” “us,” and “BioTime” appearing in this Report refer to BioTime, Inc.

The summaries of certain contracts and agreements contained in this Report are qualified in all respects by the full text of the contracts and agreements which are filed as exhibits to this Report and are incorporated herein by reference.

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

Lease

On December 10, 2015, we entered into a Lease for approximately 30,795 square feet of rentable space in two buildings located in an office park setting at 1010 and 1020 Atlantic Avenue, in Alameda, California.  The term of the Lease is seven years and we have an option to renew the term for an additional five years.  The Lease term will commence on the earlier of the date on which we commence business operations in all or any portion of the leased premises, or June 1, 2016.  The landlord has agreed to deliver possession of the leased premises, other than certain designated office space at one of the buildings, concurrently with execution of the Lease, and to deliver possession of the designated office space to us no later than February 1, 2016, in order for us to construct our planned tenant improvements and to move into the leased premises.

We plan to operate our principal offices and research facilities at the newly leased premises when the lease of our current facility in Alameda, California expires at the end of February.

Base rent during the initial seven year term of the Lease for the new office and research space will be as shown in the following table:

Lease Year	Annual Base Rent	Monthly Installment of Base Rent

1	$776,034.00	$64,669.50
2	$798,206.40	$66,517.20
3	$824,074.20	$68,672.85
4	$846,246.60	$70,520.55
5	$872,114.40	$72,676.20
6	$897,982.20	$74,831.85
7	$927,545.40	$77,295.45

In addition to base rent, we will pay a pro rata portion of increases in certain expenses, including real property taxes, utilities (to the extent not separately metered to our leased space) and the landlord’s operating expenses, over the amounts of those expenses incurred by the landlord during 2016.

If we exercise our option to extend the term of the Lease for five years, base rent will be equal to the then-current fair market value for comparable space.  The fair market rent for an option period will be determined by us and the landlord based on the then current market rent for comparable office and laboratory space for a comparable term in the office park where the leased premises are located or the East Bay area.  If we and the landlord fail to reach an agreement on the fair market rent, the rent will be set through an arbitration procedure in which we and the landlord will each present our proposed fair market rent and the arbitrators will select the amount that the arbitrators determine more closely represents the fair market rent.

The landlord will provide us with a tenant improvement allowance of $1,385,775 that may be applied to the construction of improvements for our use at the leased premises. The allowance may be increased by an additional $307,500 (the “Additional Allowance”).  If we use any amount of the Additional Allowance that amount will be amortized and repaid to the landlord by us with interest at a rate of 10% per annum on a monthly basis over the seven year term of the lease.

We will be responsible for the maintenance and repair of the leased premises, excluding structural and other external portions of the buildings in which the leased premises are located, electrical, plumbing, HVAC and other systems serving the buildings and not located in the leased premises, and common areas of the buildings or of the office park.

As security for the performance of our obligations under the Lease, we have provided the landlord with an initial security deposit of $846,862.50, which will be reduced by $423,431.25 after the first twenty-four months of the Lease term, and further reduced by an additional $346,135.80 after the first thirty-six months of the Lease term, by applying those amounts to our future rent payment obligations under the Lease, if we are not in default under the Lease.

We will be in default under the Lease, and the landlord may terminate our Lease and may exercise other remedies against us for losses and damages under the Lease and applicable law, if any one or more of the following events occurs: (a) we fail to pay any rent or any other charge required to be paid under the Lease, or any part thereof, within five (5) days after written notice of delinquency is delivered to us by the landlord; provided, however, that if landlord has given us one such delinquency notice in the preceding twelve (12) consecutive month period, then our subsequent failure to pay any rent or other charge when due shall constitute a default without the requirement of any notice or cure period; (b) we fail to observe or perform any other provision, covenant or condition of the Lease where the failure continues for thirty (30) days after written notice from the landlord; provided that if the nature of the default is such that it cannot reasonably be cured within a thirty (30)-day period, we shall not be deemed to be in default if we diligently commence a cure within the thirty (30) day period and thereafter diligently proceed to rectify and cure the default as soon as possible; provided, that a five (5) day cure period shall apply with respect to any default by us in performing certain obligations with respect to the use and maintenance of certain emergency power equipment and a nitrogen tank to be installed outside of a portion of the leased premises; or (c) we abandon the leased premises other than in connection with damage to or destruction of the premises or any condemnation or other action of any governmental agency or authority prohibiting the use or occupation of the premises or the buildings in which the premises are located.

We have agreed to indemnify the landlord against certain liabilities arising under laws pertaining to the presence of hazardous materials at, on, or about the leased premises.  Our indemnity of the landlord will pertain to any hazardous materials that are brought to or released at the premises in breach of our obligations under the Lease pertaining to the use, handling and disposal of hazardous materials.

Sale of Stock by Ascendance Biotehnology, Inc.

On December 9, 2015, we and our subsidiaries ES Cell International Pte Ltd (“ESI”) and ReCyte Therapeutics, Inc. (“ReCyte”), along with privately held Hepregen Corporation (“Hepregen”), completed the previously announced contribution and licensing of certain assets, including certain patent rights and other intellectual property, to a newly formed company Ascendance Biotechnology, Inc. (“Ascendance”). In connection with the contribution and licensing of assets, Ascendance also entered into subscription agreements with certain private investors, to raise a total of $750,000 of cash equity capital through the sale of shares of Ascendance common stock, including the sale of shares to two members of BioTime’s Board of Directors, Alfred D. Kingsley and Steven C. Farrell.  Mr. Kingsley agreed to purchase 1,405,203 shares of Ascendance common stock, representing 5.192% of the outstanding shares, for $350,480, of which 1,004.331 shares have been purchased to date.  Mr. Farrell purchased 200,481 shares of Ascendance common stock, representing 0.741% of the outstanding shares, for $50,000.  The Ascendance shares sold to Mr. Kingsley and Mr. Farrell were sold at the same price per share as the shares of Ascendance common stock sold to other investors for cash.

Ascendance will manufacture and sell proprietary products and services that assay new drug candidates for potential toxicity utilizing liver cells on proprietary test plates, including HepatoPac® and HepatoMune® products previously marketed by Hepregen, and other products previously sold by us through our ESI-BIO division for use as research tools, including PureStem® human embryonic progenitor cells and research grade HyStem® hydrogel products.  Ascendance may also seek to develop and market therapeutic products other than products that (a) incorporate, embody or are derived directly from any ESI cell lines or biological materials contributed to Ascendance by BioTime or (b) are covered by patent rights and other intellectual licensed to Ascendance by ESI or BioTime and ReCyte.

Section 2 - Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The discussion of the Lease set forth in Item 1.01 is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit Number	Description
10.1	Lease, dated December 10, 2015, between BioTime, Inc. and BSREP Marina Village Owner LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: December 14, 2015	By:	/s/Aditya Mohanty
Co-Chief Executive Officer